Exhibit 4.4

WARRANT AGENT AGREEMENT

This Warrant Agent Agreement (the “Warrant Agent Agreement”) made as of [____], 2020, is between Therapix Biosciences Ltd., an Israeli company (the “Company”), and Computershare, Inc., a Delaware corporation (“Computershare”), and its wholly-owned subsidiary, Computershare Trust Company, N.A., a federally chartered trust company, (collectively, with Computershare, the “Warrant Agent”).

WHEREAS, the Company has determined to issue and deliver to investors, among other securities, warrants (the “Warrants”) to purchase up to an aggregate of [____] American Depositary Shares, of the Company (the “Warrant Shares”), pursuant to an Underwriting Agreement entered into between the Company and Aegis Capital Corp., dated [____], 2020 (the “Underwriting Agreement”). Pursuant to an option under the Underwriting Agreement, the Company may also issue and deliver to investors warrants to purchase up to [____] American Depositary Shares of the Company. Each Warrant evidences the right of the holder thereof to purchase, for an exercise price of $[____], one Warrant Share, as subject to adjustment as described in the Warrant Certificate (the “Warrant Price”);

WHEREAS, the Company desires the Warrant Agent to act on behalf of the Company, and the Warrant Agent is willing to so act, in connection with the issuance, registration, transfer, exchange, redemption and exercise of the Warrants;

WHEREAS, the Company desires to provide for the form and provisions of the Warrants, the terms upon which they shall be issued and exercised, and the respective rights, limitation of rights and immunities of the Company, the Warrant Agent and the holders of the Warrants; and

WHEREAS, all acts and things have been done and performed which are necessary to make the Warrants, when executed on behalf of the Company and countersigned by or on behalf of the Warrant Agent, as provided herein, the legally valid and binding obligations of the Company, and to authorize the execution and delivery of this Warrant Agent Agreement.

NOW, THEREFORE, in consideration of the mutual agreements herein contained, the parties hereto agree as follows:

1. Appointment of Warrant Agent. The Company hereby appoints the Warrant Agent to act as agent for the Company for the Warrants, and the Warrant Agent hereby accepts such appointment and agrees to perform the same in accordance with the express terms and conditions set forth in this Warrant Agent Agreement (and no implied terms or conditions).

2. Warrants.

2.1 Form of Warrant.  Each Warrant shall be (a) issued in book-entry form or (b) in substantially the form of Exhibit A attached hereto, the provisions of which are incorporated herein, and signed by, or bear the facsimile or .pdf signature of, the Chief Executive Officer, Chief Financial Officer of the Company and such other officers of the Company as the Company may designate with written notice to the Warrant Agent (each and “Authorized Signatory” and, collectively, the “Authorized Signatory”), and countersigned by, or bear the facsimile or .pdf signature of, the Warrant Agent. In the event the person whose facsimile or ..pdf signature has been placed upon any Warrant shall have ceased to serve in the capacity in which such person signed the Warrant before such Warrant is issued, it may be issued with the same effect as if he or she had not ceased to be such at the date of issuance. All of the Warrants shall initially be represented by one or more book-entry positions (the “Book-Entry Warrant”).

2.2 Registration.

2.2.1 Warrant Register. The Warrant Agent shall maintain books (“Warrant Register”) for the registration of the original issuance and registration of transfers of the Warrants. Upon the initial issuance of the Warrants, at the Company’s written request, the Warrant Agent shall issue and register the Warrants in the names of the respective holders thereof in such denominations and otherwise in accordance with the instructions delivered to the Warrant Agent by the Company. To the extent the Warrants are DTC eligible as of the date of issuance (the “Issuance Date”), all of the Warrants shall be represented by one or more Book-Entry Warrants deposited with the Depository Trust Company (the “Depository”) and registered in the name of Cede & Co., a nominee of the Depository. Ownership of beneficial interests in the Book-Entry Warrants shall be shown on, and the transfer of such ownership shall be effected through, records maintained (i) by the Depository or its nominee for each Book-Entry Warrant; (ii) by institutions that have accounts with the Depository (such institution, with respect to a Warrant in its account, a “Participant”); or (iii) directly on the book-entry records of the Warrant Agent with respect only to owners of beneficial interests that represent such direct registration. If the Warrants are not DTC Eligible as of the Issuance Date or the Depository subsequently ceases to make its book-entry settlement system available for the Warrants, the Company may instruct the Warrant Agent regarding making other arrangements for book-entry settlement within ten (10) days after the Depository ceases to make its book-entry settlement available. In the event that the Company does not make alternative arrangements for book-entry settlement within ten (10) days or the Warrants are not eligible for, or it is no longer necessary to have the Warrants available in, book-entry form, the Warrant Agent shall provide written instructions to the Depository to deliver to the Warrant Agent for cancellation each Book-Entry Warrant, and the Company shall instruct the Warrant Agent to deliver to the Depository, at the expense of the Company, definitive certificates in physical form evidencing such Warrants in substantially the form annexed hereto as Exhibit A.

2.2.2 Registered Holder. Prior to due presentment for registration of transfer of any Warrant, the Company and the Warrant Agent may deem and treat the person in whose name such Warrant shall be registered in the Warrant Register (“Registered Holder”), as the absolute owner of such Warrant and of each Warrant represented thereby (notwithstanding any notation of ownership or other writing on the Warrant Certificate (as defined below) made by anyone other than the Company or the Warrant Agent), for the purpose of any exercise thereof, and for all other purposes, and neither the Company nor the Warrant Agent shall be affected by any notice to the contrary. Any person in whose name ownership of a beneficial interest in the Warrants evidenced by a Book-Entry Warrant is recorded in the records maintained by the Depository or its nominee shall be deemed the “beneficial owner” thereof.

2.2.3 Notwithstanding anything contained herein, a Registered Holder or if the Book Entry Warrants are deposited with the Depositary, the beneficial owner, has the right, upon written notice to the Warrant Agent (in form and substance acceptable to the Warrant Agent), to request a physical warrant certificate in substantially the form of Exhibit A, attached hereto, for the same number of Warrants as are registered in the name of such Registered Holder or beneficial owner, as applicable, in the records maintained by the Warrant Agent (a “Warrant Certificate”). Such Warrant Certificate shall be dated the original issue date of the Warrants and shall be executed by an Authorized Signatory and countersigned by the Warrant Agent in accordance with Section 2.1. The Warrant Agent shall deliver the Warrant Certificate to the Registered Holder as promptly as practicable. To the extent that the Company requests that the Warrant Agent delivers a Warrant Certificate to a Registered Holder or beneficial owner, as applicable, prior to the closing date of the transactions under the Underwriting Agreement or the closing date of the option granted by the Company under the Underwriting Agreement, then the Warrant Agent shall deliver such Warrant Certificate as promptly as practicable following the receipt of such request.

3. Exercise of Warrants. Subject to the provisions of the Warrants and this Warrant Agent Agreement, a Warrant may be exercised by the Registered Holder thereof by delivering to the office of the Warrant Agent, or at the office of its successor as Warrant Agent, the Warrant, the notice of exercise, as set forth in the Warrant, duly executed and properly completed, accompanied such other documentation as the Warrant Agent may reasonably request, and by paying in full, in lawful money of the United States by wire transfer to the Warrant Agent, the Warrant Price for each full Warrant Share as to which the Warrant is exercised and the issuance of the Warrant Shares by the Warrant Agent as set forth in the applicable Warrant. In no event shall the Registered Holder of any Warrant be entitled to “net cash settle” the Warrant. The Warrant Agent will transmit to the Company the funds received from the Registered Holders for the exercise of the Warrants by the 5th business day of the month following the acceptance of such funds. No ink-original Notice of Exercise shall be required, nor shall any medallion guarantee (or other type of guarantee or notarization) of any Notice of Exercise be required; provided, however, that in the case of Notice of Exercise that involves transfer of ownership, (for purposes of clarity, transfer of ownership shall not include issuance of Warrant Shares to the Registered Holder of the Warrants), or change in the name of the registered holder, the Warrant Agent may reasonably request such other documentations to accompany the Notice of Exercise, including a signature guarantee from an eligible guarantor institution participating in a signature guarantee program approved by the Securities Transfer Association. In the event of a cash exercise of the Warrants, the Company hereby instructs the Warrant Agent to record cost basis for newly issued Warrant Shares to be equal to the exercise price thereof.

4. Concerning the Warrant Agent and Other Matters.

4.1 Payment of Taxes. The Company will, from time to time, promptly pay all taxes and charges that may be imposed upon the Company or the Warrant Agent in respect of the issuance or delivery of Warrant Shares upon the exercise of Warrants, but the Company shall not be obligated to pay any transfer taxes in respect of the Warrants or such shares. The Warrant Agent shall not have any duty or obligation to take any action under any section of this Warrant Agent Agreement or any Warrant Certificate that requires the payment of taxes and/or charges unless and until it is satisfied that all such payments have been made.

4.2 Resignation, Consolidation, or Merger of Warrant Agent.

4.2.1 Appointment of Successor Warrant Agent. The Warrant Agent, or any successor to it hereafter appointed, may resign its duties and be discharged from all further duties and liabilities hereunder after giving thirty (30) days’ notice in writing to the Company. In the event any transfer agency relationship in effect between the Company and the Warrant Agent terminates, the Warrant Agent will be deemed to have resigned automatically and be discharged from its duties under this Warrant Agent Agreement as of the effective date of such termination. If the office of the Warrant Agent becomes vacant by resignation or incapacity to act or otherwise, the Company shall appoint, in writing, a successor Warrant Agent in place of the Warrant Agent. If the Company shall fail to make such appointment within a period of 30 days after it has been notified in writing of such resignation or incapacity by the Warrant Agent or by the holder of the Warrant (who shall, with such notice, submit his, her or its Warrant for inspection by the Company), then the holder of any Warrant may apply to the Supreme Court of the State of New York for the County of New York for the appointment of a successor Warrant Agent. Any successor Warrant Agent, whether appointed by the Company or by such court, shall be an entity organized and existing under the laws of the United States of America, or any state thereunder, in good standing. After appointment, any successor Warrant Agent shall be vested with all the authority, powers, rights, immunities, duties and obligations of its predecessor Warrant Agent with like effect as if originally named as Warrant Agent hereunder, without any further act or deed; but, if for any reason it becomes· necessary or appropriate, the predecessor Warrant Agent shall execute and deliver, at the expense of the Company and without assumption of any additional liability in connection therewith, an instrument transferring to such successor Warrant Agent all the authority, powers, and rights of such predecessor Warrant Agent hereunder; and, upon request of any successor Warrant Agent, the Company shall make, execute, acknowledge, and deliver any and all instruments in writing for more fully and effectually vesting in and confirming to such successor Warrant Agent all such authority, powers, rights, immunities, duties and obligations.

4.2.2 Notice of Successor Warrant Agent. In the event a successor Warrant Agent shall be appointed, the Company shall give notice thereof to the predecessor Warrant Agent and the transfer agent for the Warrant Shares not later than the effective date of any such appointment.

4.2.3 Merger or Consolidation of Warrant Agent. Any corporation or other entity into which the Warrant Agent may be merged or with which it may be consolidated or any corporation or other entity resulting from any merger or consolidation to which the Warrant Agent shall be a party, or the purchaser of all or substantially all of the assets of the Warrant Agent, shall be the successor Warrant Agent under this Warrant Agent Agreement without any further act on the part of the Company or the Warrant Agent.

4.3 Fees and Expenses of Warrant Agent.

4.3.1 Remuneration. The Company agrees to pay the Warrant Agent reasonable remuneration for its services as Warrant Agent hereunder as agreed upon in writing by the Company and the Warrant Agent, and will reimburse the Warrant Agent upon demand for all of its reasonable expenses and counsel fees and other disbursements incurred in the preparation, delivery, negotiation, amendment, administration and execution of this Warrant Agent Agreement and the exercise and performance of its duties hereunder.

4.3.2 Further Assurances. The Company agrees to perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered, all such further and other acts, instruments and assurances as may reasonably be required by the Warrant Agent for the carrying out or performing of the provisions of this Warrant Agent Agreement.

4.3.3 Fractional Shares. The Warrant Agent shall not be requires to make any payments of cash in lieu of fractional Warrant Shares (“Fractional Payments”) unless the Company provides an initial funding of one thousand dollars ($1,000) for the purpose of issuing Fractional Payments. From time to time thereafter, Computershare may request additional funding to cover Fractional Payments. Computershare shall have no obligation to make Fractional Payments unless the Company shall have provided the necessary funds to pay in full all amounts due and payable with respect thereto.

4.4 Liability of Warrant Agent.

4.4.1 Reliance on Company Statement. Whenever, in the performance of its duties under this Warrant Agent Agreement, the Warrant Agent shall deem it necessary or desirable that any fact or matter be proved or established by the Company prior to taking or suffering any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a statement signed by an Authorized Signatory, and delivered to the Warrant Agent. The Warrant Agent may rely upon such statement for any action taken or suffered by it pursuant to the provisions of this Warrant Agent Agreement. From time to time, Company may provide Warrant Agent with instructions concerning the services performed by the Warrant Agent hereunder. In addition, at any time Warrant Agent may apply to any officer of Company for instruction, and may consult with legal counsel for Warrant Agent or Company with respect to any matter arising in connection with the services to be performed by the Warrant Agent under this Warrant Agent Agreement. Warrant Agent and its agents and subcontractors shall not be liable and shall be indemnified by Company for any action taken or omitted by Warrant Agent in reliance upon any Company instructions or upon the advice or opinion of such counsel. Warrant Agent shall not be held to have notice of any change of authority of any person, until receipt of written notice thereof from Company.

4.4.2 Indemnity. The Warrant Agent shall be liable hereunder only for its own gross negligence, willful misconduct or bad faith (each as determined by a court of competent jurisdiction in final and non-appealable decision). The Company agrees to indemnify the Warrant Agent and save it harmless against any and all loss, liability, damage, judgment, fine, penalty, claim, demand, settlement, costs, or expenses (including reasonable fees of its legal counsel), losses or damages, which may be paid, incurred or suffered by or to which it may become subject, arising from or out of, directly or indirectly, any claims or liability resulting from its actions as Warrant Agent pursuant hereto, except as a result of the Warrant Agent’s gross negligence, willful misconduct or bad faith (each as determined by a court of competent jurisdiction in a final and non-appealable decision). The costs and expenses incurred in enforcing this right of indemnification shall be paid by the Company.

4.4.3 Exclusions. The Warrant Agent shall have no responsibility with respect to the validity of this Warrant Agent Agreement or with respect to the validity or execution of any Warrant (except its countersignature thereof). The Warrant Agent shall not be liable for or by reason of any of the statements of fact or recitals contained in this Warrant Agent Agreement or in the Warrant (except its countersignature thereof) or be required to verify the same, and all such statements and recitals are and shall be deemed to have been made by the Company only; nor shall it be responsible for any breach by the Company of any covenant or condition contained in this Warrant Agent Agreement or in any Warrant; nor shall it be responsible to make any adjustments required under the adjustment provisions contained in the Warrants or responsible for the manner, method or amount of any such adjustment or the ascertaining of the existence of facts that would require any such adjustment; nor shall it, by any act hereunder, be deemed to make any representation or warranty as to the authorization or reservation of any Warrant Shares to be issued pursuant to this Warrant Agent Agreement or any Warrant or as to whether any Warrant Shares will, when issued, be valid, fully paid and nonassessable.

4.4.4 Limitation of Liability. Notwithstanding anything contained herein to the contrary, the Warrant Agent’s aggregate liability during any term of this Warrant Agent Agreement with respect to, arising from, or arising in connection with this Warrant Agent Agreement, or from all services provided or omitted to be provided under this Warrant Agent Agreement, whether in contract, or in tort, or otherwise, is limited to, and shall not exceed, the amounts paid hereunder by the Company to the Warrant Agent as fees and charges, but not including reimbursable expenses, during the twelve (12) months immediately preceding the event for which recovery from Warrant Agent is being sought. Neither party to this Warrant Agent Agreement shall be liable to the other party for any consequential, indirect, special or incidental damages under any provisions of this Warrant Agent Agreement or for any consequential, indirect, punitive, special or incidental damages arising out of any act or failure to act hereunder even if that party has been advised of or has foreseen the possibility of such damages. The Warrant Agent shall have no responsibility for any liquidated damages or other amounts that may be payable or paid to any Holder, person or entity under this Warrant Agent Agreement or any Warrant for any failure by the Warrant Agent to deliver to the Holder the Warrant Shares on the Company’s behalf, including under 2(d)(i) or 2(d)(iv) of the Warrant. In addition, the Company shall indemnify and hold harmless the Warrant Agent against all claims made against the Warrant Agent for any such failure.

4.5  Rights and Duties of Warrant Agent.

4.5.1 Counsel. The Warrant Agent may consult with legal counsel (who may be legal counsel for the Company), and the opinion or advice of such counsel shall be full and complete authorization and protection to the Warrant Agent as to any action taken or omitted by it in accordance with such opinion or advice.

4.5.2 No Duty of Demand. The Warrant Agent shall not have any duty or responsibility in the case of the receipt of any written demand from any holder of Warrants with respect to any action or default by the Company, including, without limiting the generality of the foregoing, any duty or responsibility to initiate or attempt to initiate any proceedings at law or otherwise or to make any demand upon the Company.

4.5.3 Freedom to Trade in Company Securities. Warrant Agent and any stockholder, director, officer or employee of the Warrant Agent may buy, sell or deal in any of the Warrants or other securities of the Company or become pecuniarily interested in any transaction in which the Company may be interested, or contract with or lend money to the Company or otherwise act as fully and freely as though it were not Warrant Agent under this Warrant Agent Agreement. Nothing herein shall preclude the Warrant Agent from acting in any other capacity for the Company or for any other legal entity.

4.5.4 Reliance on Attorneys and Agents. The Warrant Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself or by or through its attorney or agents, and the Warrant Agent shall not be answerable or accountable for any act, default, neglect or misconduct of any such attorney or agents or for any loss to the Company resulting from any such act, default, neglect or misconduct, absent gross negligence, bad faith or willful misconduct (each as determined by a final non-appealable judgment of a court of competent jurisdiction) in the selection and continued employment thereof.

4.5.5. Company Instructions. The Warrant Agent may rely on and shall be held harmless and protected and shall incur no liability for or in respect of any action taken, suffered or omitted to be taken by it in reliance upon any certificate, statement, instrument, opinion, notice, letter, facsimile transmission, or other document, or any security delivered to it, and believed by it to be genuine and to have been made or signed by the proper party or parties, or upon any written or oral instructions or statements from the Company with respect to any matter relating to its acting as Warrant Agent hereunder.

4.5.6. No Risk of Own Funds. The Warrant Agent shall not be obligated to expend or risk its own funds or to take any action that it believes would expose or subject it to expense or liability or to a risk of incurring expense or liability, unless it has been furnished with assurances of repayment or indemnity satisfactory to it.

4.5.7 Beneficial Ownership Limitation. The Warrant Agent shall not have any obligation to verify or confirm the beneficial ownership of Warrant Shares or any other security of any Holder at any time, and it shall not have any responsibility or liability with respect to any limitations on exercise of the Warrants, including under Section 2(e) of the Warrant.

4.5.8 Opinion of Counsel. The Company shall provide an opinion of counsel reasonably satisfactory to the Warrant Agent prior to the effective date of this Warrant Agent Agreement to set up a reserve of Warrants and related Warrant Shares. The opinion of counsel shall state that all Warrants or Warrant Shares, as applicable, are: (1) registered under the Securities Act of 1933, as amended, or are exempt from such registration, and all appropriate state securities law filings have been made with respect to the warrants or shares; and (2) validly issued, fully paid and non-assessable.

4.5.9 Registration Statement. The Warrant Agent shall not be liable or responsible for any failure of the Company to comply with any of its obligations relating to any registration statement filed with the Securities Exchange Commission or this Agreement or the Warrant, including, without limitation, obligations under applicable regulation or law.

4.6 Acceptance of Agency. The Warrant Agent shall act hereunder solely as agent for the Company, and its duties shall be determined solely by the express provisions hereof (and no duties or obligations shall be inferred or implied). The Warrant Agent shall not assume any obligations or relationship of agency or trust with any of the owners or holders of the Warrants.

4.7  Survival. The provisions of Section 4.3, Section 4.4, Section 4.5 and Section 4.6 shall survive the expiration of the Warrants, the termination of this Warrant Agent Agreement and the resignation, replacement or removal of the Warrant Agent.

5. Notices of Changes in Warrant. Upon every adjustment of the exercise price of a Warrant or the number of shares issuable upon exercise of a Warrant, the Company shall give prompt written notice thereof to the Warrant Agent, which notice shall state the Warrant exercise price resulting from such adjustment and the increase or decrease, if any, in the number of shares purchasable at such price upon the exercise of a Warrant, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based. The Warrant Agent shall be fully protected in relying upon such a notice.

6. Reservation of Warrant Shares. The Company shall at all times reserve and keep available a number of its authorized but unissued Warrant Shares that will be sufficient to permit the exercise in full of all outstanding Warrants issued pursuant to this Warrant Agent Agreement.

7. Miscellaneous Provisions.

7.1 Loss, Theft, Destruction or Mutilation of Warrant. Upon receipt by the Company or the Warrant Agent of evidence reasonably satisfactory to them of the loss, theft, destruction or mutilation of the Warrants or any stock certificate relating to shares underlying the Warrants, and in case of loss theft or destruction, of indemnity or security reasonably satisfactory to them (including, posting a bond), and reimbursement to the Company and the Warrant Agent of all reasonable expenses incidental thereto. and upon surrender and cancellation of such Warrant or stock certificate, if mutilated, the Warrant Agent will deliver a new Warrant or stock certificate of like tenor and dated as of such cancellation, in lieu of such Warrant or stock certificate.

7.2 Successors. All the covenants and provisions of this Warrant Agent Agreement by or for the benefit of the Company or the Warrant Agent shall bind and inure to the benefit of their respective successors and assigns.

7.3 Notices. Any notice, statement or demand authorized by this Warrant Agent Agreement to be given or made by the Warrant Agent or by the holder of any Warrant to or on the Company shall be in writing and shall be delivered by hand or sent by first-class mail, postage prepaid or registered or certified mail or overnight courier service, addressed (until another address is filed in writing by the Company with the Warrant Agent) as follows:

Therapix Biosciences Ltd.

[_____]

Attention: Chief Financial Officer

E-mail: Oz@therapixbio.com

With a copy (for informational purposes only) to:

Sullivan & Worcester LLP

1633 Broadway, New York, NY 10019

Attention: Oded Har-Even

E-mail: ohareven@sullivanlaw.com

Meitar | Law Offices

16 Abba Hillel Silver Rd., Ramat Gan 5250608, Israel

Attention: Dr. Shachar Hadar

E-mail: shacharh@meitar.com

Any notice) statement or demand authorized by this Warrant Agent Agreement to be given or made by the holder of any Warrant or by the Company to or on the Warrant Agent shall be in writing and shall be delivered by hand or sent by first-class mail, postage prepaid or registered or certified mail or overnight courier service, addressed (until another address is filed in writing by the Warrant Agent with the Company), as follows:

Computershare Trust Company, N.A.

150 Royall Street

Canton, MA 02021

Attention: Client Services

Any notice, statement or demand authorized to be given or made by the Warrant Agent or the Company to the holder of any Warrant shall be in writing and shall be delivered by hand or sent by first-class mail, postage prepaid or registered or certified mail or overnight courier service, addressed, at the last address set forth for such holder in the Warrant Register.

Any notice, sent pursuant to this Warrant Agent Agreement shall be effective, if delivered by hand, upon receipt thereof by the party to whom it is addressed, if sent by overnight courier, on the next business day of the delivery to the courier, if sent by registered or certified mail on the third business day after registration or certification thereof, and if sent by first class mail on the fifth business day after mailing.

7.4 Applicable Law. The validity, interpretation, and performance of this Warrant Agent Agreement and of the Warrants shall be governed in all respects by the laws of the State of New York, without giving effect to conflict of laws. The Company hereby agrees that any action, proceeding or claim against it arising out of or relating in any way to this Warrant Agent Agreement shall be brought and enforced in the courts of the State of New York or the United States District Court for the Southern District of New York, and irrevocably submits to such jurisdiction, which jurisdiction shall be exclusive. The Company hereby waives any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum. Any such process or summons to be served upon the Company may be served by transmitting a copy thereof by registered or certified mail, return receipt requested, postage prepaid, addressed to it at the address set forth in Section 7.3 hereof. Such mailing shall be deemed personal service and shall be legal and binding upon the Company in any action, proceeding or claim.

7.5 Examination of the Warrant Agent Agreement. A copy of this Warrant Agent Agreement shall be available at all reasonable times at the office of the Warrant Agent for inspection by the Registered Holder of any Warrant. The Warrant Agent may require any such holder to submit his, her or its Warrant for inspection.

7.6 Counterparts; Signatures. This Warrant Agent Agreement may be executed in any number of counterparts, and each of such counterparts shall, for all purposes, be deemed to be an original, and all such counterparts shall together constitute one and the same instrument. Facsimile signatures (or .pdf copy via e-mail attachment) shall constitute original signatures for all purposes of this Warrant Agent Agreement.

7.7 Effect of Headings. The section headings herein are for convenience only and are not part of this Warrant Agent Agreement and shall not affect the interpretation thereof.

7.8 Amendments. The Company and the Warrant Agent may amend this Warrant Agent Agreement by executing a Supplemental Agreement with the consent of the Holders of not fewer than a majority of the unexercised Warrants affected by such amendment, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Warrant Agent Agreement; provided however, that, without the consent of each of Registered Holders affected thereby, no such amendment may be made that changes the Warrants. Upon the delivery of a certificate from an Authorized Signatory which states that the proposed amendment is in compliance with the terms of this Section 7.8, the Warrant Agent shall execute such amendment. Notwithstanding anything in this Warrant Agent Agreement to the contrary, the Warrant Agent shall not be required to execute any amendment to this Warrant Agent Agreement that it has determined would adversely affect its own rights, duties, obligations or immunities under this Warrant Agent Agreement. No amendment to this Warrant Agent Agreement shall be effective unless duly executed by the Warrant Agent.

7.9 Severability. This Warrant Agent Agreement shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Warrant Agent Agreement or of any other term or provision hereof. Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto shall use their reasonable best efforts to substitute a valid, legal and enforceable provision, which, insofar as practicable, implements the original purposes and intents of this Warrant Agent Agreement; provided, however, that if any excluded provision shall affect the rights, immunities, liabilities, duties or obligations of the Warrant Agent, the Warrant Agent shall be entitled to resign immediately upon written notice to the Company.

7.10 Persons Having Rights under this Warrant Agent Agreement. Nothing in this Warrant Agent Agreement expressed and nothing that may be implied from any of the provisions hereof is intended, or shall be construed, to confer upon, or give to, any person or corporation other than the parties hereto and the Registered Holders any right, remedy, or claim under or by reason of this Warrant Agent Agreement or of any covenant, condition, stipulation, promise, or agreement hereof. All covenants, conditions, stipulations, promises, and agreements contained in this Warrant Agent Agreement shall be for the sole and exclusive benefit of the parties hereto and their successors and assigns and of the Registered Holder.

7.11  Force Majeure. Notwithstanding anything to the contrary contained herein, the Warrant Agent shall not be liable for any delays or failures in performance resulting from acts beyond its reasonable control including, without limitation, acts of God, terrorist acts, epidemics, pandemics, shortage of supply, breakdowns or malfunctions, interruptions or malfunctions of any utilities, communications, or computer facilities, or loss of data due to power failures or mechanical difficulties with information storage or retrieval systems, labor difficulties, war or civil unrest. This provision has no effect on the Company’s liability for the performance of its obligations under the Warrants.

7.12 Bank Accounts. All funds received by Computershare under this Warrant Agent Agreement that are to be distributed or applied by Computershare in the performance of Services (the “Funds”) shall be held by Computershare as agent for the Company and deposited in one or more bank accounts to be maintained by Computershare in its name as agent for the Company. Until paid pursuant to the terms of this Warrant Agent Agreement, Computershare will hold the Funds through such accounts in: deposit accounts of commercial banks with Tier 1 capital exceeding $1 billion or with an average rating above investment grade by S&P (LT Local Issuer Credit Rating), Moody’s (Long Term Rating) and Fitch Ratings, Inc. (LT Issuer Default Rating) (each as reported by Bloomberg Finance L.P.). Computershare shall have no responsibility or liability for any diminution of the Funds that may result from any deposit made by Computershare in accordance with this paragraph, including any losses resulting from a default by any bank, financial institution or other third party. Computershare may from time to time receive interest, dividends or other earnings in connection with such deposits. Computershare shall not be obligated to pay such interest, dividends or earnings to the Company, any holder or any other party.

7.13 Confidentiality. The Warrant Agent and the Company agree that all books, records, information and data pertaining to the business of the other party, including inter alia, personal, non-public warrant holder information, which are exchanged or received pursuant to the negotiation or the carrying out of this Agreement including the fees for services set forth in the attached schedule shall remain confidential, and shall not be voluntarily disclosed to any other person, except as may be required by law, including, without limitation, pursuant to subpoenas from state or federal government authorities (e.g., in divorce and criminal actions).

[Signature page follows]

IN WITNESS WHEREOF, this Warrant Agent Agreement has been duly executed by the parties hereto as of the day and year first above written.

Therapix Biosciences Ltd.

By:
Name:	Oz Adler
Title:	Chief Financial Officer

Computershare, Inc.

By:
Name:
Title:

Computershare Trust Company, N.A.

By:
Name:
Title: